EXHIBIT 11.1

                      COMPUTATION OF EARNINGS PER SHARE (1)

                                                    Three Months Ended June 30,
                                                      1997              1996
                                                   ----------         ---------
Primary
Weighted average common shares outstanding         13,348,000         8,588,000
                                                   ==========         =========
Net income after adjustment for preferred
dividends earned on JIS stock                        $907,864          $412,139
                                                   ==========         =========

Primary net income per common share                  $   0.07          $   0.05
                                                   ==========         =========


Fully diluted:
Weighted average common shares outstanding         13,348,000         9,114,000
                                                   ==========         =========
Net income after adjustment for preferred
dividends earned on JIS stock and interest
expense on convertible debentures                    $907,864          $419,635
                                                   ==========         =========

Fully diluted net income per common share            $   0.07          $   0.05
                                                   ==========         =========

(1) All per share and share amounts reflect a 52.6 for 1.0 stock split which occurred on September 23, 1996.

                                                                   EXHIBIT 11.1

                      COMPUTATION OF EARNINGS PER SHARE (1)

                                                    Three Months Ended June 30,
                                                      1997              1996
                                                   ----------         ---------
Primary
Weighted average common shares outstanding         12,164,000         8,588,000
                                                   ==========         =========
Net income after adjustment for preferred
dividends earned on JIS stock                        $641,413          $163,626
                                                   ==========         =========

Primary net income per common share                  $   0.05          $   0.02
                                                   ==========         =========


Fully diluted:
Weighted average common shares outstanding         12,295,000         9,114,000
                                                   ==========         =========
Net income after adjustment for preferred
dividends earned on JIS stock and interest
expense on convertible debentures                    $641,413          $178,626
                                                   ==========         =========

Fully diluted net income per common share            $   0.05          $   0.02
                                                   ==========         =========


(1) All per share and share amounts reflect a 52.6 for 1.0 stock split which occurred on September 23, 1996.